Exhibit 10.1.14

AMENDED AND RESTATED

INTERCREDITOR AND SUBORDINATION AGREEMENT

     AMENDED AND RESTATED INTERCREDITOR AND SUBORDINATION AGREEMENT, dated as of July 23, 2004 (“Intercreditor Agreement”), among FRIEDMAN, BILLINGS, RAMSEY GROUP, INC., as a senior lender under the Senior Loan Agreement referred to below (“FBR”), STANDARD AMERICAN INSURANCE LIMITED, as a senior lender under the Senior Loan Agreement referred to below (“SAIL” and, together with FBR, the “Senior Lenders”), each of COURTNEY SMITH, PETER JOKIEL, WILLIAM LODER and GARY FERGUSON, each as a subordinated lender under the Subordinated Loan Agreement referred to below (the “Subordinated Lenders,” and, together with the Senior Lenders, the “Lenders”), and SPECIALTY UNDERWRITERS’ ALLIANCE, INC., as borrower under the Senior Loan Agreement and under the Subordinated Loan Agreement (the “Borrower”).

PRELIMINARY STATEMENTS

     Each Senior Lender has agreed, subject to conditions set forth in the Senior Loan Agreement, to make loans to the Borrower in the aggregate principal amount of up to $2,000,000 (in the case of FBR) and $1,450,000 (in the case of SAIL) (the “Senior Loan”), pursuant to an Amended and Restated Senior Loan and Security Agreement (as amended, modified, restated, consolidated or supplemented, from time to time, the “Senior Loan Agreement”), amended and restated as of July 23, 2004, amending and restating the senior loan agreement, dated December 12, 2003, under which FBR was the sole senior lender (the “Original Senior Loan Agreement”) between the Senior Lenders and the Borrower, and acknowledged and agreed to by each Subordinated Lender, and evidenced by senior secured notes (the “Senior Secured Notes”).

     Each Subordinated Lender has agreed, subject to conditions set forth in the Amended and Restated Subordinated Loan Agreement, to make loans (together, the “Subordinated Loan”) to the Borrower in the aggregate principal amount of up to $450,000, pursuant to an Amended and Restated Subordinated Loan and Security Agreement, amended and restated as of July 23, 2004, amending and restating the subordinated loan agreement, dated December 12, 2003 (as amended, modified, restated, consolidated or supplemented, from time to time, the “Subordinated Loan Agreement,” and, together with the Senior Loan Agreement, the “Loan Agreements”), among the Subordinated Lenders, the Borrower, and the Senior Lenders, and which Subordinated Loan is evidenced by four separate subordinated secured notes payable by the Borrower to the Subordinated Lenders (the “Subordinated Notes”).

     Pursuant to the Loan Agreements, the Borrower granted to the Senior Lender and to the Subordinated Lenders certain Collateral (as defined in each of the Loan Agreements).

     The parties desire to enter into this Amended and Restated Intercreditor and Subordination Agreement with respect to the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents and the agreements related thereto, to amend and restate the Intercreditor and Subordination Agreement, dated as of December 12, 2003, entered into in connection with the Original Senior Loan Agreement.

     NOW, THEREFORE, the parties hereto covenant and agree as follows:

     SECTION 1. Definitions. All terms capitalized herein and not otherwise defined herein shall have the meanings assigned to such terms in the Senior Loan Agreement.

     “Collateral Proceeds” has the meaning specified in Section 5.

     “Condemnation Awards” means any payments received at any time by the Borrower or any Lender as a result of the taking for public or quasi-public purposes by condemnation as a result of any action or proceeding in eminent domain, or the transfer in lieu of condemnation to any authority entitled to exercise the power of eminent domain, of any of the Collateral or real or personal property of the Borrower.

     “Event of Default” means an “Event of Default” under either of the Loan Agreements.

     “Liquidation Event” has the meaning specified in Section 7(d).

     “Insurance Proceeds” means any payments received at any time by the Borrower or any Lender in respect of any insurance policies maintained with respect to the Collateral or any real or personal property of the Borrower.

     “Law” means any federal, state or local statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and in each case as amended, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent, decree or judgment.

     “Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

     “Notice of Liquidation” means a notice delivered by a Senior Lender to the other Lenders stating that (i) an Event of Default has occurred and is continuing under the Senior Loan Agreement, (ii) such Senior Lender has accelerated the obligations owing to it by the Borrower under the Senior Loan Agreement, and (iii) such Senior Lender intends to commence exercising remedies with respect to the Collateral securing the obligations under the Senior Loan Agreement.

     “Secured Obligations” means, collectively, the Senior Obligations and the Subordinated Obligations.

     “Security Interest” means any Lien on any Collateral granted to any Lender pursuant to any of the Senior Loan Documents, or the Subordinated Loan Documents.

     “Senior Loan Documents” means the “Significant Documents” as defined in the Senior Loan Agreement.

     “Senior Obligations” means, with respect to the Senior Lenders, the “Obligations” owned to such Lenders pursuant to the Senior Loan Agreement.

     “Subordinated Loan Documents” means the “Significant Documents” as defined in the Subordinated Loan Agreement.

     “Subordinated Obligations” means the “Obligations” as defined in the Subordinated Loan Agreement.

     “Subordination Provisions” has the meaning assigned to such term in Section 6.

     SECTION 2. Grants of Security Interests. Pursuant to the Loan Agreements, the Borrower has granted security interests to the Lenders in all of the Borrower’s right, title and interest in the Collateral to secure the Secured Obligations.

     SECTION 3. Priority of Security Interests. Each of the parties hereto agrees that each security interest granted by the Borrower pursuant to the Loan Agreements is for the benefit of (1) each of the Senior Lenders in proportion with their respective Senior Lender Percentages as described in the Senior Loan Agreement, and (2) each of the Subordinated Lenders in proportion with their respective Lender Percentages as described in the Subordinated Loan Agreement, and that the benefit of each such security interest shall be shared by the Senior Lenders and the Subordinated Lenders in accordance with the terms of Section 4 of this Intercreditor and Subordination Agreement.

     The priorities specified in this Intercreditor and Subordination Agreement are applicable irrespective of any statement in any of the Loan Agreements or in any other agreement to the contrary, the time or order or method of attachment or perfection of any Security Interest or the time or order of filing of deeds of trust or financing statements the rules for determining priority under the Uniform Commercial Code or any law governing the relative priorities of Lenders, or the giving or failure to give notice of the acquisition or expected acquisition of any purchase money security interest.

     SECTION 4. Liquidation of Collateral. Subject to subsections (a) through (e) below, any Security Interests granted pursuant to the Senior Loan Documents in any Collateral have and shall have priority, to the extent of any unpaid Senior Obligations, over any Security Interest in such Collateral pursuant to any Subordinated Loan Documents.

          (a) If an Event of Default occurs under the Senior Loan Agreement and a Senior Lender determines to accelerate the obligations owing to it by the Borrower and proceed to liquidate the Collateral, such Senior Lender shall deliver a Notice of Liquidation to the other Lenders.

          (b) Any Senior Lender (with the consent of the other Senior Lender) shall have the sole and exclusive right and power to exercise rights and remedies with respect to the Collateral, to enforce the provisions of the Senior Loan Agreement and exercise remedies thereunder including, but not limited to, to effect a liquidation of the Collateral, to incur expenses in connection with the sale or disposition of the Collateral and to exercise all rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction, all in such order and in such manner as such Senior Lender determines, in the exercise of its sole business judgment and shall do so only following delivery of a Notice of Liquidation.

          (c) The Senior Lender liquidating Collateral pursuant to the Senior Loan Agreement shall have no liability to the Borrower, any other Lender or any other Person, except for any such liability as by law may not be waived; provided, that any amounts collected by a Senior Lender in respect of any Collateral as a result of exercising remedies hereunder shall be allocated among the Senior Lenders pro rata based upon their respective Senior Lender Percentages, and the Senior Lender receiving amounts as a result of the exercise of remedies shall hold the other Senior Lender’s Senior Lender Percentage of such amounts in trust for such other Senior Lender and shall promptly remit such allocable share of such amounts to such other Senior Lender         .

          (d) No Subordinated Lender shall have any right to effect, or cause to be effected, a liquidation of Collateral, except as provided in Section 7(b) below.

          (e) Neither Senior Lender shall have any obligation to pay over to any Subordinated Lenders any proceeds of the Collateral until the Senior Obligations are paid in full.

     SECTION 5. Allocation of Proceeds. The proceeds of any sale, disposition or other realization by any Lender upon any Collateral following an “Event of Default” under the appropriate Loan Agreement, including any and all Condemnation Awards or Insurance Proceeds with respect to such Collateral (the “Collateral Proceeds”), shall be distributed in the following order of priorities:

     First, to the Senior Lenders, for the payment or prepayment of all the Senior Obligations owed to the Senior Lenders, allocated between the Senior Lenders pro rata based upon their respective Senior Lender Percentages;

     Second, to the Subordinated Lenders for the payment or prepayment of all the Subordinated Obligations, to be allocated among the Subordinated Lenders pro rata, based upon their respective Lender Percentages; and

     Third, to the Borrower or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

     SECTION 6. Subordination of Subordinated Loan. The Borrower and each Subordinated Lender hereby agree that, until the Senior Obligations have been paid in full, the Borrower and each Subordinated Lender will observe and perform all of the covenants and agreements applicable to them under Section 2.09 of the Subordinated Loan Agreement (the “Subordination Provisions”), which provisions and the covenants therein are hereby incorporated herein by reference, mutatis mutandis.

     SECTION 7. Additional Provisions Concerning Subordination.

          (a) Acceleration. Nothing contained herein shall prevent a Subordinated Lender from accelerating the Subordinated Obligations upon an Event of Default.

          (b) Rights and Remedies of Subordinated Lender. Subject to the terms of this Intercreditor Agreement, (a) the Subordinated Lenders may only commence the exercise of their remedies in respect of any Collateral (1) following an Event of Default, (2) following the discharge in full of the Senior Obligations, or (3) with the prior written consent of the Senior Lenders.

     Nothing herein will impair the Borrower’s obligations to the Subordinated Lenders to pay to the Subordinated Lenders the Subordinated Obligations in accordance with the applicable terms thereof except as expressly provided herein. No provision of this Intercreditor Agreement will be deemed to subordinate, to any extent, any claim or right of any Subordinated Lender to any claim against the Borrower by a creditor or any other person or entity except to the extent expressly provided in this Intercreditor Agreement.

          (c) Subrogation. Upon the payment in full of all Senior Obligations, each Subordinated Lender shall be subrogated to the rights of the Senior Lenders to receive payment or distributions of cash, property or securities of the Borrower applicable to Senior Obligations, until the Subordinated Obligations shall be paid in full. For the purposes of this subrogation, no payments or distributions to the Senior Lenders of cash, property or securities to which the Subordinated Lenders would have been entitled except for the provisions of this Intercreditor Agreement will, as between the Borrower, its creditors other than the Senior Lenders, and the Subordinated Lenders, be deemed to be a payment by such Borrower to the Senior Lender, it being understood that the provisions of this Agreement are, and are intended solely, for the purpose of defining the relative rights of the Subordinated Lenders, on the one hand, and the Senior Lenders, on the other hand. Upon any payment or distribution of assets of the Borrower in connection with a liquidation of the Borrower, the Borrower shall be entitled to rely upon a certificate of the liquidating trustee or agent or the person making any distribution to the Senior Lenders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Obligations and other indebtedness of the Borrower, the amount thereof payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Intercreditor Agreement.

     The provisions of this Intercreditor Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any Senior Lender for any reason whatsoever including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower, all as though such payment had not been made.

          (d) Voting of Claims. Each Subordinated Lender shall retain its right to vote its claim and otherwise act in any insolvency proceeding (including, without limitation, the right to vote to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension); provided, however, that no Subordinated Lender will take any action or vote in any way so as to contest the enforceability of the subordination provisions set forth in this Intercreditor Agreement.

          (e) Obligations Hereunder Not Affected. No right of any Lender to enforce the intercreditor and subordination provisions provided in this Intercreditor Agreement and in the Subordination Provisions shall at any time in any way be prejudiced or impaired by any act or failure to act by any Lender, or by any noncompliance by the Borrower, with the terms and provisions and covenants in this Intercreditor Agreement regardless of any knowledge thereof any Lender may have or otherwise be charged with.

          (f) Waivers, Consents. Each Subordinated Lender hereby waives promptness, diligence, notice of acceptance, notice of the creation, renewal, extension or accrual of any of the Senior Obligations, notice of proof of reliance by any Senior Lender and any other notice, demand or protest, and all other formalities of every kind with respect to, any of the Senior Obligations and this Intercreditor Agreement, and any requirement that any Senior Lender protect, secure, perfect or insure any Lien on any property subject thereto or exhaust any right to take any action against the Borrower or any other person or entity or any collateral.

     Each Subordinated Lender consents that, without the necessity of any reservation of rights against any Subordinated Lender, and without notice to or further assent by any Subordinated Lender:

     (1) any demand for payment of any Senior Obligations made by a Senior Lender may be rescinded in whole or in part by such Senior Lender, and any Senior Obligation may be continued, and the Senior Obligations, or the liability of the Borrower or any guarantor or any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, or any obligation or liability of the Borrower or any other party under the Senior Loan Documents or any other agreement, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered, or released by a Senior Lender as the Senior Loan Documents permit;

     (2) the Senior Loan Agreement, the Senior Secured Notes delivered pursuant thereto and any other Senior Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the Senior Lenders may deem advisable from time to time, and any collateral security at any time held by a Senior Lender for the payment of any of the Senior Obligations may be released or sold by such Senior Lender;

     in each case all without notice to or further assent by any Subordinated Lender, each of whom will remain bound under this Agreement, and all without impairing, abridging, releasing or affecting the subordination provided for herein.

          (g) Amendment of Subordinated Loan Agreement. Each Subordinated Lender hereby agrees that it shall not amend the Subordinated Loan Agreement without the consent of the Senior Lenders.

          (h) Negative Covenants of the Subordinated Lenders. So long as any of the Senior Obligations shall remain outstanding, no Subordinated Lender shall, without the prior written consent of the Senior Lenders, sell, assign, or otherwise transfer, in whole or in part, the Subordinated Obligations or any interest therein to any other Person (a “Transferee”) or create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon the Subordinated Obligations in favor of any Transferee unless (1) such action is made expressly subject to this Agreement and (2) the Transferee expressly acknowledges to the Senior Lender, by a writing in form and substance satisfactory to the Senior Lenders, the subordination provided for herein and agrees to be bound by all of the terms hereof.

     SECTION 8. No Representations. Neither the Senior Lenders nor the Subordinated Lenders make any representations or warranties or assume any liability to the other with respect to (i) the financial or other condition of obligors under any instrument of guarantee with respect to the Senior Obligations, (ii) the enforceability, validity, value or collectibility of the Senior Obligations, the Subordinated Obligations, or the Collateral (or any portion thereof) or any guaranty or security which may have been granted to any of them in connection with the Senior Obligations or the Subordinated Obligations; or (iii) the Borrower’s title or right to transfer the Collateral (or any portion thereof).

     SECTION 9. Further Assurances. The Subordinated Lenders and the Borrower, at their own expense and at any time from time to time, upon the written request of any Senior Lender will promptly and duly execute and deliver such further instruments and documents and take such further actions as such Senior Lender reasonably may request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.

     SECTION 10. Provisions Define Relative Rights. This Agreement is intended solely for the purpose of defining the relative rights of the Senior Lenders on the one hand and the Subordinated Lenders on the other, and the rights of the Senior Lenders as between each other with respect to proceeds of the exercise of remedies against the Collateral, and no other Person shall have any right, benefit or other interest under this Agreement.

     SECTION 11. Powers Coupled with an Interest. All powers, authorization and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Senior Obligations are paid in full.

     SECTION 12. Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing (including telecopy) and, mailed or telecopied or delivered to it, addressed to it, at the address specified in the Subordinated Loan Agreement for such party, or as to each party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of the Subordinated Loan Agreement. All such demands, notices and other communications shall, when mailed or telecopied, be effective when received.

     SECTION 13. No Waiver; Remedies; Summary Judgment. No failure on the part of the Lenders to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 14. Continuing Agreements. This Intercreditor Agreement is a continuing agreement and shall (1) remain in full force and effect until the Senior Obligations shall have been paid in full, (2) be binding upon the Lenders, and their successors and assigns, and (3) inure to the benefit of and be enforceable by the Lenders and their respective successors, transferees and assigns.

     SECTION 15. Severability of Provisions. Any provision of this Intercreditor Agreement which is prohibited or unenforceable in any jurisdiction shall, as to each such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Intercreditor Agreement in any other jurisdiction.

     SECTION 16. Entire Agreement. This Intercreditor Agreement and the Senior Loan Documents and Subordinated Loan Documents embody the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understanding, written or oral, between the parties hereto relating to the subject matter hereof.

     SECTION 17. Governing Law; Counterparts. This Intercreditor Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia. This Intercreditor Agreement may be executed by one or more of the parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INTERCREDITOR AGREEMENT OR ANY MATTER ARISING HEREUNDER. EACH PARTY HERETO ALSO WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO CONSEQUENTIAL OR PUNITIVE DAMAGES FROM ANY OTHER PARTY AND HEREBY AGREES NOT TO ASSERT ANY CLAIM FOR SUCH DAMAGES.

     IN WITNESS WHEREOF, each of the parties hereto have duly executed and delivered by its authorized representatives or officer, as the case may be, thereunto duly authorized this Amended and Restated Intercreditor and Subordination Agreement as of the date first above written.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By:	/s/ Edward M. Wheeler

Name:	Edward M. Wheeler

Title:	Managing Director

STANDARD AMERICAN INSURANCE LIMITED

By:	/s/ David Pickering

Name:	David Pickering

Title:	Director

SPECIALTY UNDERWRITERS’ ALLIANCE, INC.

By:	/s/ Courtney Smith

Name:	Courtney Smith

Title:	President

/s/ Courtney Smith

Courtney Smith
/s/ Peter Jokiel

Peter Jokiel
/s/ William Loder

William Loder
/s/ Gary Ferguson

Gary Ferguson

[Signature Page to Amended and Restated Intercreditor And Subordination Agreement]